Exhibit 1.1

FORM OF EQUITY DISTRIBUTION AGREEMENT
June 8, 2015
[Sales Agent]
Ladies and Gentlemen:
Brixmor Property Group Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), confirm their joint and several agreement with [Sales Agent], as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Subject Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to a number of shares (the “Maximum Number”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), that have an Gross Sales Price (as defined below) of $400,000,000 on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.
The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-201464 and 333-201464-01) (the “registration statement”) for the registration of the Shares and other securities of the Company and the Operating Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company, the Operating Partnership and their businesses. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Subject Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus, dated January 13, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Subject Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. The Prospectus and the applicable Permitted Free Writing Prospectus(es) (as defined below) issued at or prior to the applicable Time of Sale (as defined below), taken together collectively, and, with respect to any specific offering and sale of Shares, together with the number of Shares sold in such offering and the public offering price of such Shares, is hereinafter referred to as the “General Disclosure Package.” Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date (as defined in Rule 158 of the Commission promulgated under Section 11(a) of the Act) (the “Effective Date”) of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, or the Time of Sale, respectively, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein, and references in this Agreement to “subsidiaries” or any “subsidiary” of the Company shall include, without limitation, the Operating Partnership.
The Company and the Operating Partnership have also entered into distribution agreements (the “Alternative Distribution Agreements”), dated as of even date herewith, with [the Alternative Agents] (each, an “Alternative Agent” and together with the Subject Agent, the “Agents” or, individually, an “Agent”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreements (as defined in Section 1(a) below), the Alternative Distribution Agreements and any Alternative Terms Agreements (as defined in Section 1(a) below) shall not exceed the Maximum Number. This Agreement and the Alternative Distribution Agreements are hereinafter referred to as the “Distribution Agreements.”
The Company and the Operating Partnership, jointly and severally, and the Subject Agent agree as follows:

1.	Issuance and Sale.

(a)
Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Subject Agent with any due diligence materials and information reasonably requested by the Subject Agent necessary for the Subject Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Subject Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Subject Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Subject Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the Subject Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the applicable Alternative Distribution Agreement (with such changes thereto as may be agreed upon by the Company and the Alternative Agent party thereto to accommodate a transaction involving more than one Agent). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Number and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) ”Exchange” means the New York Stock Exchange.

(b)
Subject to the terms and conditions set forth below, the Company appoints the Subject Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Subject Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor the Subject Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Subject Agent, and the Subject Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to the Subject Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Subject Agent as provided in Section 2 below.

(c)
The Subject Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act, (B) to or through a market maker, or (C) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, or any similar market venue, or that otherwise meet the definition of an “at the market offering” under Rule 100 of Regulation M under the Exchange Act (all such transactions are hereinafter referred to as “At the Market Offerings”) and (D) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Subject Agent in writing.

(d)
If Shares are to be sold in an Agency Transaction in an At the Market Offering, the Subject Agent will confirm in writing (including by e-mail) to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)
If the Company shall default on its obligation to deliver Shares to the Subject Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company and the Operating Partnership, jointly and severally, shall (i) indemnify and hold harmless the Subject Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company, and (ii) notwithstanding any such default, pay to the Subject Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)
The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that the Subject Agent will be successful in selling the Shares, (ii) the Subject Agent shall incur no liability or obligation to the Company the Operating Partnership or any other person or entity if it does not sell the Shares for any reason other than a failure by the Subject Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Subject Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Subject Agent and the Company in a Terms Agreement.

2.	Transaction Acceptances and Terms Agreements.

(a)
The Company may, from time to time during the Term, propose to the Subject Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Subject Agent by telephone or by e-mail and shall set forth the information specified below (each, a “Transaction Proposal”). If the Subject Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Subject Agent mutually agree to modified terms for such proposed Agency Transaction, then the Subject Agent shall promptly deliver to the Company by e-mail a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Subject Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Subject Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the Subject Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s);

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 1.0% of the Gross Sales Price, the Subject Agent’s discount or commission.
A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder, any Terms Agreements, the Alternative Distribution Agreements and any Alternative Terms Agreements, results in a total number of shares that exceeds the Maximum Number of Shares, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for insuring that the number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the number of Shares and the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company or the Subject Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Subject Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)
The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Subject Agent, the Subject Agent’s commission for any Shares sold through the Subject Agent pursuant to this Agreement shall be 1.0% of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Subject Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the Subject Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)
Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Subject Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Subject Agent’s account, or an account of the Subject Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Subject Agent. Such payment and delivery shall be made on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Subject Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)
If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Subject Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Subject Agent, and the Subject Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Subject Agent otherwise agree in writing.

(e)
If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Subject Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Subject Agent and the Company.

(f)

(i)
If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Subject Agent of the proposed terms of the Principal Transaction. If the Subject Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Subject Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)
The terms set forth in a Terms Agreement shall not be binding on the Company or the Subject Agent unless and until the Company and the Subject Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)
Each sale of the Shares to the Subject Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Subject Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Subject Agent. The commitment of the Subject Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Operating Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Subject Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Subject Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)
Without the prior written consent of the Subject Agent, the Company shall not request the sale of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) that would be sold, and the Subject Agent need not make any sale of Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be, that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(i)
The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company pursuant to this Agreement shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request that the Subject Agent and any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

(j)
Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the Subject Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate sales price in excess of the number or aggregate sales price, as the case may be, authorized from time to time to be issued and sold under the Distribution Agreements and any Terms Agreement and Alternative Terms Agreements, in each case by the Company’s board of directors or a duly authorized committee thereof or in a number in excess of the number of Shares approved for listing on the Exchange, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.
Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Subject Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)
The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Time of Sale, the General Disclosure Package did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Subject Agent and furnished in writing by or on behalf of the Subject Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Subject Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares (in each case other than the Basic Prospectus). The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Act) (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus (as defined in Rule 405 under the Act) (a “Free Writing Prospectus”) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents or, in the case of any

Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or Alternative Terms Agreement, by the Agents party to such Terms Agreement or Alternative Terms Agreement, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and the Distribution Agreements and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.

(c)
The documents incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the General Disclosure Package (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

(d)
Each Permitted Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document, or the Prospectus that has not been superseded or modified, and each such Permitted Free Writing Prospectus, each as supplemented by and taken together with the Prospectus, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Subject Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Subject Agent consists of the information described as such in Section 9(b) hereof.

(e)	The interactive data in the eXtensible Business Reporting Language incorporated by reference to the Registration Statement fairly presents the information called for in all material respects, has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto, and is subject to the Company’s internal controls over financial reporting.

(f)
(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Company and its subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and (v) each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g)
Except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package, and other than with respect to third party interests in NP/I&G Institutional Retail Company II LLC and Brixmor/IA JV, LLC (collectively, the “JVs”), all outstanding shares of capital stock, partnership interests or membership units of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for such interests, claims, liens or encumbrances granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the Registration Statement, the Prospectus and the General Disclosure Package, and any such interests claims, liens or encumbrances arising under or pursuant to the agreements governing the JVs.

(h)
The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly authorized and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; all outstanding shares of capital stock of the

Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the information in the Registration Statement, the Prospectus and the General Disclosure Package and to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package; none of the outstanding shares of capital stock of the Company, including the Shares to be issued and sold by the Company hereunder or under any Terms Agreement, have been issued in violation of any preemptive or similar rights of any security holder; the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the organizational documents of the Company and with any requirements of the Exchange. Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to subscribe for or purchase, or instruments convertible into or exchangeable for, any obligations, shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus.

(i)
All outstanding partnership units of the Operating Partnership (“OP Units”) have been duly authorized and validly issued. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding (A) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (B) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(j)
There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k)
Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the period covered by the latest audited financial statements incorporated by reference therein (A) there has been no change, nor any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of its capital stock or other equity interests, as applicable, (C) there has been no material change in the capital stock or total debt of the Company or any of its subsidiaries, (D) there has not been any transaction material to the Company and its subsidiaries, taken as a whole, entered into or any such transaction that is probable of being entered into by the Company and any of its subsidiaries, other than transactions in the ordinary course of business, (E) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (F) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that, individually or in the aggregate, with respect to this clause (F), would not reasonably be expected to have a Material Adverse Effect.

(l)	The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m)
No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or as may be required under the Act, the Exchange Act or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Subject Agent in the manner contemplated herein and in the Prospectus.

(n)
The consummation of any of the transactions contemplated herein will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the organizational documents of the Company or the Operating Partnership, (B) the organizational documents of any other subsidiary of the Company, (C) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (D) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (B), (C) and (D) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o)
There are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, The Blackstone Group L.P. or any of its respective direct or indirect subsidiaries, and any person (other than this Agreement, the Terms Agreement, the Alternative Distribution Agreements and the Alternative Terms Agreements) that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering or sale of the Shares.

(p)
Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, no holders of securities of the Company or any of its subsidiaries have rights to the registration of such securities under the Registration Statement.

(q)	Subject to notice of official issuance, the Shares have been approved for listing on the Exchange.

(r)
The consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the combined consolidated financial position of the Company and its consolidated subsidiaries as of the dates and for the periods indicated in conformity with United States generally accepted accounting principles (“U.S. GAAP”). Additionally, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The consolidated historical financial statements of the Operating Partnership and its consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the combined consolidated financial position of the Operating Partnership and its consolidated subsidiaries as of the dates and for the periods indicated in conformity with U.S. GAAP. Additionally, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The selected financial data set forth in “Part II, Item 6 - Selected Financial Data,” of the Company’s 2014 Annual Report incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, fairly present, on the basis stated therein, the information included therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus and the General Disclosure Package under the Act or the rules and regulations thereunder (the “Rules and Regulations”). All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Act to the extent applicable.

(s)
No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Operating Partnership, threatened that (A) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).

(t)
(A) The Company or its subsidiaries have good and marketable title (fee or leasehold) to all of the real properties described in the Registration Statement, the Prospectus and the General Disclosure Package as owned or leased by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (1) are described in the Registration Statement, the Prospectus and the General Disclosure Package, (2) are Permitted Encumbrances or (3) would not, individually or in the aggregate, have a Material Adverse Effect; (B) all of the ground leases and subleases relating to the Properties, if any, material to the business of the Company and its subsidiaries considered as one enterprise, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect; (E) the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties, except as would not, individually or in the aggregate, have a

Material Adverse Effect; (F) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; (G) the Company, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property, and all such policies of insurance are in full force and effect; and (H) except as otherwise described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any tenant of any of the Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any ground lease, sublease or operating sublease relating to any of the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above, any such default that would not, individually or in the aggregate, have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Company or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

(u)
This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each of the Company and the Operating Partnership has the full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligation hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein and the Operating Partnership’s issuance of the OP Units to the Company in respect of the Company’s contribution of the net proceeds of such sale to the Operating Partnership in accordance with the Operating Partnership’s operating agreement; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company and the Operating Partnership of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized prior to its execution by the Company and the Operating Partnership).

(v)
Neither the Company nor the Operating Partnership is and, except as would not have a Material Adverse Effect, no other subsidiary of the Company is in violation of its organizational documents. Neither the Company nor any of its subsidiaries is in violation of or default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in each case, for any violation or default that would not reasonably be expected to have a Material Adverse Effect.

(w)
Each of (i) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and (ii) Deloitte & Touche LLP are, to the knowledge of the Company, independent public accountants with respect to the Company and the Operating Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)
The Company and each of its subsidiaries has filed all tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes, assessments, fines or penalties that are currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(y)
Commencing with its taxable year ended December 31, 2011, the Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”), and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2015 and thereafter. The Company currently intends to continue to qualify as a REIT and the Company, after reasonable inquiry and diligence, does not know of any event by reason of which it would reasonably be expected to fail to qualify as a REIT at any time.

(z)
The Operating Partnership is properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof.

(aa)
Each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(ab)
No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ac)
The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ad)
Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company does not have any material lending or other relationship with any Agent or, to its knowledge, any bank or lending affiliate of any Agent.

(ae)
The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(af)
No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Prospectus and the General Disclosure Package, including with respect to restrictions on transfer of property or assets pursuant to the terms of mortgage debt on the Properties.

(ag)
The Company and its subsidiaries possess all such licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ah)
The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ai)
The Company and its subsidiaries have established and maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure.

(aj)
None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ak)
Any third-party statistical and market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(al)
The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Company in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(am)
None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to any Plan, except in the case of (A) and (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (2) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (3) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect with respect to the termination of, or withdrawal from, any Plan; or (4) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could, in each case, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(an)
As of the date hereof, the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company and its subsidiaries are required to comply.

(ao)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries, or has taken any action on behalf of the Company, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ap)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(aq)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries (A) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (B) will, directly or indirectly, use the proceeds, if any, of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce) (collectively, “Sanctions”) by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ar)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan and Syria).

(as)
There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(at)
Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Subject Agent or counsel for the Agents in connection with the offering and sale of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, respectively, as to matters covered thereby, to each Agent.

4.	Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby agree with the Subject Agent:

(a)
For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Subject Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement, and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Subject Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; provided, that any such Permitted Free Writing Prospectus, amendment or supplement prepared for use solely in connection with an offering of Shares pursuant to a Terms Agreement or Alternative Terms Agreement need only be furnished to the Agent or Agents, as the case may be, who are or will be parties to such Terms Agreement or Alternative Terms Agreement, as the case may be, and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which any such Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)
To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Subject Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Subject Agent and, at the Subject Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)
To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Subject Agent, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal, in the event of any notice of objection pursuant to Rule 401(g)(2) under the Act, to promptly amend the Registration Statement onto the registration form it is then eligible to use.

(e)
To furnish such information as may be required and otherwise use its best efforts to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent may reasonably designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Subject Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)
To make available to the Subject Agent at its offices in New York City, without charge, and thereafter from time to time to furnish to the Subject Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the Effective Date of the Registration Statement) and each Permitted Free Writing Prospectus as the Subject Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)
If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Subject Agent or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Subject Agent to cease the solicitation of offers to purchase the Shares in the Subject Agent’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h)
To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the Effective Date of the Registration Statement with respect to each sale of Shares.

(i)	To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus under the caption “Use of Proceeds.”

(j)
Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(k)
Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent may reasonably designate as aforesaid (including the reasonable legal fees and disbursements of counsel to the Agents in connection therewith and the printing and furnishing of copies of any blue sky surveys to the Agents), (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the Financial Industry Regulatory Authority, Inc. (including the reasonable legal fees and disbursements of counsel to the Agents in connection therewith, provided that the Company will not be obligated to pay aggregate fees and disbursements of counsel pursuant to Sections 4(l)(iii) and 4(l)(v) in excess of $10,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firms, (vii) the performance of the Company’s and the Operating Partnership’s other obligations hereunder and under any Terms Agreement; provided, that, except as otherwise agreed with the Company, the Subject Agent shall be responsible for any transfer taxes on resale of Shares by it and legal costs of the Subject Agent other than as specifically provided above.

(l)
With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, neither the Company nor the Operating Partnership will offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(m)
During the pendency of the period between the time of a Transaction Proposal and the earlier of the time such Transaction Proposal is withdrawn or rejected or the Agency Settlement Date related to such transaction, the Company will not, without giving the Subject Agent at least one (1) business day prior written notice specifying the nature and the date of the proposed transaction, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock (including OP Units) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, except for (A) Shares offered and sold under this Agreement, any Alternative Distribution Agreement, any Terms Agreement or Alternative Terms Agreement, (B) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee equity incentive plan of the Company referred to in the Registration Statement, the Prospectus and the General Disclosure Package that is in effect on the date hereof, including, for the avoidance of doubt, the 2013 Brixmor Property Group Inc. Omnibus Incentive Plan, and (C) Common Stock issuable upon exchange of OP Units, including those to be to be sold pursuant to this Agreement. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(n)
The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(o)
The Company acknowledges and agrees that the Subject Agent has informed the Company that the Subject Agent may, to the extent permitted under the Securities Act and the Exchange Act, trade in the Common Stock for the Subject Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(p)
The Company currently intends to continue to elect to qualify as a REIT under the Code and will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(q)
If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial Effective Date of the Registration Statement, any of the Shares remain unsold and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r)
The Company shall file with the Commission an amendment to the Registration Statement or a supplement to the Prospectus, as may be required, relating to any Shares sold to the Subject Agent pursuant to a Terms Agreement, subject to prior review by the Subject Agent, within the time periods required by the Commission therefor.

(s)
If Shares having an aggregate gross sales price of at least $40,000,000 have not been offered and sold under this Agreement, any other Distribution Agreements, any Terms Agreement or Alternative Terms Agreement by the Agents prior to December 5, 2016 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, incurred by the Agents in connection with the offering contemplated by this Agreement, up to a maximum aggregate reimbursement of $150,000 (which maximum amount shall be reduced pro rata based on the portion of such $40,000,000 of Shares actually sold pursuant to this Agreement, any other Distribution Agreements, any Terms Agreement or Alternative Terms Agreement by the Agents during such eighteen-month period); provided, however, that the obligation of the Company to reimburse the Agents for expenses pursuant to this Section 4(t) hereof shall not apply if the Agents terminate this Agreement for any reason prior to December 5, 2016, other than the failure by the Company to satisfy any of its obligations hereunder.

(t)
The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the third business day preceding any Representation Date that it does not (until further notice) intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the second Exchange Business Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement or any other Distribution Agreement, or enters into any Terms Agreement or Alternative Terms Agreement, and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”); provided, that no Suspension Period may be initiated (x) while a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein), (y) during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (z) during any period beginning on and including the first day of a Terms Agreement through and including the related Settlement Date). Notwithstanding anything to the contrary in this Agreement, during any such Suspension Period, the Company’s obligations to provide certificates, legal opinions and comfort letters, and assist with diligence meetings and calls pursuant to Section 6 hereunder shall be suspended and waived, and the Company shall not make the representations and warranties of the Company contained in Section 3 of this Agreement. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company affirms the accuracy of the representations and warranties contained herein by delivering in Officers’ Certificate in the form of Exhibit B hereto, performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Section 6 hereof or otherwise reasonably requested by the Agents, and subject to completion by the Agents of customary due diligence procedures.

5.
Execution of Agreement. The Subject Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)	the Company shall have delivered to the Subject Agent:

(i)	an opinion of Hogan Lovells US LLP, counsel for the Company, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C hereto;

(ii)
a “comfort” letter from Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Subject Agent may reasonably request with respect to the financial statements and certain financial information of or relating to the Company and the Operating Partnership contained or incorporated by reference in the

Registration Statement, the Prospectus and the General Disclosure Package;

(iii)
a certificate signed by its Chief Financial Officer, dated the date of this Agreement, in the form of Exhibit D hereto, certifying as to historical and pro forma financial statements, if any, and certain other financial, numerical and statistical data, in each case not covered by the “comfort” letter referred to in Section 5(a)(ii) hereof;

(iv)	evidence reasonably satisfactory to the Subject Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)
resolutions duly adopted by the Company’s board of directors and/or a duly authorized committee thereof, and certified by the Secretary of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vi)	such other documents as the Subject Agent shall reasonably request; and

(b)
the Subject Agent shall have received the legal opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Subject Agent, addressed to the Subject Agent and dated the date of this Agreement, addressing such matters as the Subject Agent may reasonably request.

6.	Additional Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, further covenant and agree with the Subject Agent as follows:

(a)
Each Transaction Proposal made by the Company that is accepted by the Subject Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to the Subject Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)
Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document), (ii) the Company files an annual report on Form 10-K or a quarterly report on Form 10-Q under the Exchange Act, (iii) the Company files a report on Form 8-K under the Exchange Act containing amended Company financial information (excluding information “furnished” but not filed), (iv) there is a Principal Settlement Date pursuant to a Terms Agreement, or (v) otherwise as the Subject Agent shall reasonably request (provided that the Company may decline to comply with any request pursuant to this clause (v) unless such request is delivered at any time (x) during which a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein), (y) during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (z) during any period beginning on and including the first day of a Terms Agreement through and including the related Settlement Date) (each date referred to clauses (i), (ii), (iii), (iv) and (v) above, a “Bring-Down Delivery Date”), the Company shall, unless the Subject Agent agrees otherwise, furnish or cause to be furnished to the Subject Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, in the form of Exhibit B hereto; provided, however, that an amendment or supplement to the Registration Statement or the Prospectus relating to a different offering of securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)
On each Bring-Down Delivery Date, the Company shall, unless the Subject Agent agrees otherwise, cause to be furnished to Subject Agent (A) the written opinion of Hogan Lovells US LLP, counsel to the Company, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion referred to in Section 5(a)(i) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Subject Agent with a letter substantially to the effect that the Subject Agent may rely on the opinion referred to in Section 5(a)(i), furnished to the Subject Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)
On each Bring-Down Delivery Date, the Company shall, unless the Subject Agent agrees otherwise, cause Ernst & Young LLP and/or Deloitte & Touche LLP to furnish to the Subject Agent one or more “comfort” letters, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a

Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letters referred to in Section 5(a)(ii) hereof, but modified to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package shall include or incorporate by reference the financial statements of any entity or business (other than the Company and its subsidiaries), or any properties or assets, the Company shall, if requested by the Subject Agent, cause a firm of independent public accountants to furnish to the Subject Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Subject Agent may reasonably request.

(e)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Subject Agent or the time the Subject Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Company delivers a Transaction Proposal to the Subject Agent or the time the Subject Agent delivers a Transaction Acceptance to the Company.

(f)
The Company shall reasonably cooperate with any reasonable due diligence review requested by the Subject Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP and/or Deloitte & Touche LLP for an update on diligence matters with representatives of the Subject Agent and (ii) at each Bring-Down Delivery Date or otherwise as the Subject Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP and/or

Deloitte & Touche LLP for one or more due diligence sessions with representatives of the Subject Agent and its counsel.

(g)
The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, the number of the Shares sold through the Agents under this Agreement, the Alternative Distribution Agreements and any Terms Agreements and Alternative Terms Agreements, and the gross and net proceeds to the Company from the sale of the Shares during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in this Section 6 shall be reasonably satisfactory in form and substance to the Subject Agent. The Subject Agent will provide the Company with such notice (which may be oral and, in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting any such document referred to in this Section 6.

7.
Conditions of the Subject Agent’s Obligation. The Subject Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)
At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)
The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers, general partner or other authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof shall be true and correct.

(ii)	The Company and the Operating Partnership shall have performed and observed their respective covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be.

(iii)
In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Subject Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)
Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading), in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)
The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)
(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)
(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Subject Agent delivers a Transaction Acceptance to the Company or the Company and the Subject Agent execute a Terms Agreement, as the case may be.

(ix)
No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Subject Agent shall have reasonably objected in writing.

(b)
Within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Subject Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Section 6. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Subject Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Subject Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Subject Agent shall have received the documents described in the preceding sentence.

8.	Termination.

(a)

(i)
The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Subject Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Subject Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(1)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)
In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Subject Agent.

(b)

(i)
The Subject Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)
In the case of any purchase by the Subject Agent pursuant to a Terms Agreement, the obligations of the Subject Agent pursuant to such Terms Agreement shall be subject to termination by the Subject Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by the Exchange; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Subject Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Subject Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)
This Agreement shall remain in full force and effect until the earliest of (A) the termination of the Agreement is pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of the Distribution Agreements and any Terms Agreements and Alternative Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Subject Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nonetheless settle in accordance with the provisions of Section 2 hereof.

9.	Indemnity and Contribution.

(a)
The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Subject Agent, its affiliates, directors and officers and each person, if any, who controls the Subject Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent furnished to the Company in writing by the Subject Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Subject Agent consists of the information described as such in paragraph (b) below.

(b)
The Subject Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent furnished to the Company in writing by the Subject Agent expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 9(a) or 9(b); provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 9(a) or 9(b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. Subject to the proviso to this sentence, the Indemnifying Person shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel (in which case the Indemnifying Person shall not be entitled to participate in or assume the defense of any suit, action, proceeding, claim or demand brought or asserted against such Indemnified Person), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Subject Agent and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and their respective control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Subject Agent and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, shall be designated in writing by the Subject Agent and any such other Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and any control persons of the Company or the Operating Partnership shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in Section 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, from the offering of the Shares pursuant to this Agreement and any applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total underwriting discounts and commissions received by the Subject Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and Subject Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by Subject Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company, the Operating Partnership and the Subject Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Subject Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Subject Agent with respect to the offering of the Shares pursuant to this Agreement and any applicable Terms Agreement exceeds the amount of any damages that the Subject Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)
For purposes of clarity and without limitation to any provision of this Agreement, the Company and the Operating Partnership confirm that their agreements and obligations under this Section 9 are joint and several.

10.
Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Subject Agent, shall be sufficient in all respects if delivered or sent to it at [address], with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, to the attention of Phyllis G. Korff and David J. Goldschmidt, and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to it at 420 Lexington Avenue, New York, NY 10170, to the attention of Steven F. Siegel, with a copy to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004, to the attention of Michael McTiernan. Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Subject Agent by e-mail to [contact]; and Transaction Acceptances shall be delivered by the Subject Agent to the Company by e-mail to [contact].

11.
No Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that the Subject Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Operating Partnership or any other person. Additionally, the Subject Agent is not advising the Company or the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Subject Agent shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Subject Agent of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Subject Agent and shall not be on behalf of the Company or the Operating Partnership.

12.
Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13.	Governing Law; Venue; Construction.

(a)
This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)
The parties hereby agree that the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (the "Specified Courts") shall have sole and exclusive jurisdiction over any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive). The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(c)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.
Parties in Interest. The agreements, covenants, representations and warranties set forth herein and in any Terms Agreement have been and are made solely for the benefit of the Subject Agent, the Company and the Operating Partnership and, to the extent provided in Section 9 hereof, the controlling persons, affiliates, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, as such purchaser, from or through the Subject Agent) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

15.
Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.
Successors and Assigns. This Agreement shall be binding upon the Subject Agent, the Company and the Operating Partnership and their successors and assigns. Subject Agent shall be permitted to act through any affiliated broker-dealer entity in respect of its rights and obligations provided for herein

17.
Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Subject Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership or the Subject Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Subject Agent.

18.	Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

19.
Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Subject Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Subject Agent.

Very truly yours,

BRIXMOR PROPERTY GROUP INC.

	By:	_________________________________
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	_________________________________

Accepted and agreed to as of the date first
above written:

By: [SALES AGENT]

By:____________________________
Name:______________________
Title:_______________________

Exhibit A

Brixmor Property Group Inc.
Common Stock
TERMS AGREEMENT
            [Date]
[Sales Agent]
Dear Sirs:
Brixmor Property Group Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated June 8, 2015 (the “Distribution Agreement”) among the Company and Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and [Sales Agent], as agent and/or principal (the “Subject Agent”), to issue and sell to the Subject Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.
Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Subject Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.
An amendment to the Registration Statement or a supplement to the Prospectus, as may be required, relating to the Purchased Securities, in the form heretofore delivered to the Subject Agent, is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Subject Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Subject Agent trading in the Common Stock for Subject Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.
[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Company, the Operating Partnership and the Subject Agent.

BRIXMOR PROPERTY GROUP INC.

	By:	_________________________________
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	_________________________________

Accepted and agreed to as of the date first
above written:

By: [SALES AGENT]

By:____________________________
Name:______________________
Title:_______________________

Schedule to Terms Agreement
Title of Purchased Securities:
Common Stock, par value $0.01 per share
Number of Shares of Purchased Securities:
_________________________ shares
Initial Price to Public:
$_________________________ per share
Purchase Price Payable by the Subject Agent:
$_________________________ per share
Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Subject Agent’s account, or the account of the Subject Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Settlement Date:
[●], 20[●]
Closing Location:
[●]
[Lock-up Agreement (if any)]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):
(1) the officer’s certificate substantially in the form of Exhibit B to the Distribution Agreement;

(2) the opinion referred to in Section 5(a)(i) of the Distribution Agreement;
(3) the “comfort” letter referred to in Section 5(a)(ii) of the Distribution Agreement;
(4) the opinion and negative assurance letter referred to in Section 5(b) of the Distribution Agreement; and
(5) such other documents as the Subject Agent shall reasonably request.
Time of sale: [●] [a.m./p.m.] (New York City time) on [●], 20[●]
Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE
[Date]
We, Michael A. Carroll, Chief Executive Officer of Brixmor Property Group Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Michael V. Pappagallo, Chief Financial Officer of the Company, do hereby certify that this certificate is signed by us pursuant to the Equity Distribution Agreement, dated June 8, 2015, among the Company, Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and [Sales Agent] (the “Agreement”), and do hereby further certify (i) on behalf of the Company and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as follows:

1.	The representations and warranties of the Company and the Operating Partnership in the Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof;

2.
Each of the Company and the Operating Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3.
The Company’s Registration Statement (File No. 333-201464) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Operating Partnership; and all requests for additional information on the part of the Commission have been complied with; and

4.
Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has been no event that (A) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company or the Operating Partnership of the Agreement or the consummation of any of the transactions contemplated thereby or (B) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

B - 1

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.
____________________________________
Name: Michael A. Carroll
Title:    Chief Executive Officer
____________________________________
Name:    Michael V. Pappagallo
Title:    Chief Financial Officer

B - 2

Exhibit C

[FORM OF CORPORATE OPINION, NEGATIVE ASSURANCE LETTER AND TAX OPINION OF HOGAN LOVELLS US LLP]

June 8, 2015

RBC Capital Markets, LLC
200 Vesey Street, 11th Floor
New York, NY 10281

Jefferies LLC
520 Madison Avenue
New York, NY 10022

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, GA 30326

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway, 29th Floor
New York, NY 10019-6708

BNY Mellon Capital Markets, LLC
101 Barclay St., 3W
New York, NY 10286

Scotia Bank
250 Vesey Street, 24th Floor
New York, NY 10281

Re:    Brixmor Property Group Inc.
Ladies and Gentlemen:

This firm has acted as counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), and Brixmor Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale from time to time of up to $400,000,000 (the “Maximum Amount”) of shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to the terms of the Equity Distribution Agreements, each dated as of June 8, 2015 (the “Equity Distribution Agreements”), among the Company, the Operating Partnership and each of RBC Capital Markets, LLC, Jefferies LLC, SunTrust Robinson Humphrey, Inc., Mitsubishi UFJ Securities (USA), Inc., BNY Mellon Capital Markets, LLC and Scotia Bank (the “Agents”). The aggregate gross sales price of the Shares that may be sold pursuant to the Equity Distribution Agreements shall not exceed the Maximum Amount. This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(a)(i) of the Equity Distribution Agreements in connection with the sale of securities thereunder. Capitalized terms used herein which are defined in the Equity Distribution Agreements shall have the meanings set forth in the Equity Distribution Agreements, unless otherwise defined herein (including Schedule 1 attached hereto). Certain other capitalized terms used herein which are defined on Schedule 1 attached hereto shall have the meanings set forth in Schedule 1 attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (l) below (the “Opinions”), and any other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the Opinions.
In our examination of the Equity Distribution Agreements and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  We have also assumed (i) the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter and (ii) that the Shares will not be issued in violation of the ownership limits contained in the Articles of Incorporation. As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.
As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company and the Operating Partnership since January 1, 2013.
For purposes of the opinions set forth in paragraph (i) below, we have assumed that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning and that the meaning of terms in such orders, judgments, decrees, agreements and contracts would be what lawyers generally understand them to mean under Applicable State Law (as defined below), notwithstanding that such orders, judgments, decrees, agreements and contracts may be governed by the laws of a different jurisdiction.
The Opinions are based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (f) and (g), the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, (ii) as to the opinions expressed in paragraph (g), the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, (iii) as to the opinions expressed in paragraphs (i)(ii) and (j), subject to the exclusions and limitations set forth in this opinion letter, (A) federal statutes, rules and regulations (“Applicable Federal Law”) and (B) New York state statutes, rules and regulations (“Applicable State Law”), (iv) with respect to the Company, the General Corporation Law of the State of Maryland (the “MGCL”) and, with respect to the Operating Partnership, the Delaware Revised Uniform Limited Partnership Act, as amended, (the “Delaware Act”), (v) as to the opinions expressed in paragraphs (d) and (i)(iii) and (iv), subject to the exclusions and limitations set forth in this opinion letter, internal New York law, and (vi) as to the opinion expressed in paragraph (l), the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder.
Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:
(a)The Company has been duly incorporated and is validly existing as a corporation and is in good standing as of the date of the certificate specified in paragraph 9 of Schedule 1 attached hereto under the laws of the State of Maryland. The Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

(b)The Operating Partnership has been duly formed and is validly existing and in good standing as a limited partnership as of the date of the certificate specified in paragraph 10 of Schedule 1 attached hereto under the laws of the State of Delaware. The Operating Partnership has the partnership power and partnership authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

(c)The authorized shares of common stock of the Company consist of 3,000,000,000 common shares, par value $0.01 per share (the “Common Shares”). To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for any Common Shares or other securities of the Company, except for grants made under the Company’s benefit plans and shares issuable upon redemption of OP Units and as otherwise described in the Prospectus. No holder of outstanding Common Shares of the Company has any statutory preemptive right under the MGCL or, to our knowledge, any contractual right to subscribe for any of the Shares.

(d)The Equity Distribution Agreements have been duly authorized, executed and delivered by or on behalf of the Company and the Operating Partnership.

(e)The Shares have been duly authorized, and when issued in accordance with the provisions of the Equity Distribution Agreements, will be validly issued, fully paid and non-assessable.

(f)Based solely upon our review of the information regarding the Company provided through the EDGAR System on the website of the Securities and Exchange Commission (the “Commission”), the Registration Statement became effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are threatened by the Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

(g)The Registration Statement, at the time that it became effective and on the date the Company's annual report on Form 10-K for the year ended December 31, 2014 was filed with the Commission, the Prospectus, as of its date and the date hereof (except for the financial statements and supporting schedules included therein, as to which we express no opinion), complied or comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. The documents incorporated by reference in the Registration Statement, the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion), when they became effective or when filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(h)The information in the Prospectus under the captions “Description of Capital Stock” and "Material Provisions of Maryland Law and of Our Charter and Bylaws," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Capital Stock.”

(i)The execution and delivery of the Equity Distribution Agreements on June 8, 2015 did not, and performance of the Equity Distribution Agreements on the date hereof by the Company and the Operating Partnership does not, (i) violate the MGCL or the Maryland Articles of Incorporation or the Bylaws of the Company or the Delaware Act or Certificate of Limited Partnership or Operating Partnership Agreement of the Operating Partnership, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders (as defined in Schedule 1 hereto) or (iv) breach or constitute a default under any agreement or contract to which the Company is a party that is filed or incorporated by reference as an exhibit to the Registration Statement (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(j)No approval or consent of, or registration or filing with, any federal governmental agency or any Maryland or Delaware governmental agency is required to be obtained or made, other than such approvals, consents, registrations or filings that have already been obtained or made by the Company under Applicable Federal Law, Applicable State Law, the MGCL or the Delaware Act in connection with the execution, delivery and performance on the date hereof by the Company and the Operating Partnership of the Equity Distribution Agreements.

(k)The Shares have been authorized for listing, subject to official notice of issuance, by the New York Stock Exchange.

(l)The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.
We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the Opinions). We express no opinion in this letter as to federal or state securities statutes, rules or regulations (except to the extent stated in paragraphs (f), (g) and (l)), antitrust, unfair competition, banking, or tax statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (i) and (j) are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Equity Distribution Agreements.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the sale of securities under the Equity Distribution Agreements, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN LOVELLS US LLP

June 8, 2015

RBC Capital Markets, LLC
200 Vesey Street, 11th Floor
New York, NY 10281

Jefferies LLC
520 Madison Avenue
New York, NY 10022

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, GA 30326

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway, 29th Floor
New York, NY 10019-6708

BNY Mellon Capital Markets, LLC
101 Barclay St., 3W
New York, NY 10286

Scotia Bank
250 Vesey Street, 24th Floor
New York, NY 10281

Re:    Brixmor Property Group Inc.
Ladies and Gentlemen:
This firm has acted as counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), and Brixmor Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale from time to time of up to $400,000,000 (the “Maximum Amount”) of shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to the terms of the Equity Distribution Agreement and Alternative Distribution Agreements, each dated as of June 8, 2015 (the “Equity Distribution Agreements”), among the Company, the Operating Partnership and each of RBC Capital Markets, LLC, Jefferies LLC, SunTrust Robinson Humphrey, Inc., Mitsubishi UFJ Securities (USA), Inc., BNY Mellon Capital Markets, LLC and Scotia Bank (the “Agents”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(a)(i) of the Equity Distribution Agreements in connection with the sale of securities thereunder. Capitalized terms used herein which are defined in the Equity Distribution Agreements shall have the meanings set forth in the Equity Distribution Agreements, unless otherwise defined herein.
During the course of our professional engagement, we reviewed the Registration Statement on Form S-3 (No. 333-201464) (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”), the Issuer Free Writing Prospectuses, if any, the base Prospectus, dated January 13, 2015 (the “Base Prospectus”) and the Prospectus Supplement, dated June 8, 2015 (the “Prospectus Supplement”), as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such Base Prospectus and Prospectus Supplement, together with the documents incorporated by reference therein, the “Prospectus”), and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, involve matters of a non-legal nature.
Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
(i) the Registration Statement, as of the date of the Equity Distribution Agreements, insofar as it relates to the offering of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the Prospectus, as of its date or as of the date hereof, insofar as it relates to the offering of the Shares, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, other than those disclosed therein; or
(iv) there are any contracts or documents of a character required to be described in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, or to be

filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;
provided, that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules, other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.
Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter is being furnished by us only to you in connection with the sale of securities under the Equity Distribution Agreements, is solely for your benefit in your capacity as Agents, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Shares from you), and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN LOVELLS US LLP

June 8, 2015

RBC Capital Markets, LLC
200 Vesey Street, 11th Floor
New York, NY 10281

Jefferies LLC
520 Madison Avenue
New York, NY 10022

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, GA 30326

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway, 29th Floor
New York, NY 10019-6708

BNY Mellon Capital Markets, LLC
101 Barclay St., 3W
New York, NY 10286

Scotia Bank
250 Vesey Street, 24th Floor
New York, NY 10281

Ladies and Gentlemen:

We are acting as tax counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale from time to time of up to $400,000,000 (the “Maximum Amount”) of shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to the terms of the Equity Distribution Agreements, dated June 8, 2015 (the “Equity Distribution Agreements”), among the Company, Brixmor Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), RBC Capital Markets, LLC, Jefferies LLC, SunTrust Robinson Humphrey, Inc., Mitsubishi UFJ Securities (USA), Inc., BNY Mellon Capital Markets, LLC and Scotia Bank. The aggregate gross sales price of the Shares that may be sold pursuant to the Equity Distribution Agreements shall not exceed the Maximum Amount. This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(a)(i) of the Equity Distribution Agreements in connection with the sale of securities thereunder. Capitalized terms used herein which are defined in the Equity Distribution Agreements shall have the meanings set forth in the Equity Distribution Agreements, unless otherwise defined herein.

Bases for Opinions
The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions including but not limited to (including all exhibits and schedules thereto) which we have, with your consent, relied upon (without any independent investigation or review thereof):

(1)
the registration statement on Form S-3, as amended (the “Registration Statement,” which includes the “Base Prospectus”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on January 13, 2015, and the related Prospectus Supplement thereto, dated June 8, 2015 (the “Prospectus Supplement”), as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the Base Prospectus and the Prospectus Supplement are referred to collectively as the “Prospectus”);

(2)	executed copies of the Equity Distribution Agreements; and

(3)	certain organizational documents of the Company and certain of its subsidiaries (those documents referred to in clauses (1) through (3), the “Reviewed Documents”).
The opinions set forth in this letter are premised on, among other things, the written representations of the Company and the Operating Partnership contained in a letter to us (including all exhibits and attachments thereto) dated as of the date hereof (the “Management Representation Letter”). Although we have discussed the Management Representation Letter with the signatories thereto, for purposes of rendering our opinions we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents and the Management Representation Letter. We consequently have relied upon the representations and statements of the Company and the Operating Partnership as described in the Reviewed Documents and the Management Representation Letter,

and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.
In this regard, we have assumed with your consent the following:

(1)
that (A) all of the representations and statements as to factual matters set forth in the Reviewed Documents and the Management Representation Letter are true, correct, and complete as of the date hereof, (B) any representation or statement in the Reviewed Documents and the Management Representation Letter made as a belief or made “to the knowledge of” or similarly qualified is true, correct, and complete as of the date hereof, without such qualification, (C) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms, and (D) each of the obligations of the Company, and its subsidiaries, as described in the Reviewed Documents, has been or will be performed or satisfied in accordance with its terms;

(2)
the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3)	that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us; and

(4)
that from and after the date of this letter, the Company will comply with its representation contained in the Management Representation Letter that the Company will utilize all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable real estate investment trust (“REIT”) qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available, but only to the extent available.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Registration Statement, the Prospectus, and the Management Representation Letter) may adversely affect the conclusions stated herein.

Opinions
Based upon and subject to the assumptions and qualifications set forth herein, including, without limitation, the discussion in the next paragraph below, we are of the opinion that:

(1)
the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2011, and the Company’s current organization and current and proposed method of operation (as described in the Registration Statement, the Prospectus and the Management Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015, and future taxable years; and

(2)
the portions of the discussion in the Registration Statement and the Prospectus under the heading “Material United States Federal Income Tax Considerations” that describe provisions of applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

The Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet on an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. Our opinions set forth above do not foreclose the possibility that the Company may have to utilize one or more of these “savings provisions” in the future, which could require the Company to pay an excise or penalty tax (which could be significant in amount) in order to maintain its REIT qualification. We have not undertaken at this time and will not undertake to review the Company’s compliance with these requirements on a continuing basis, nor will we do so in the future. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other U.S. federal, state, local or foreign legal or tax issues.
This opinion letter has been prepared for your use in connection with the sale of Shares under the Equity Distribution Agreements, and speaks as of the date hereof. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinions subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent. In addition, this opinion letter may not be used or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

HOGAN LOVELLS US LLP

SCHEDULE 1
Executed copy of the Equity Distribution Agreements.

1.	The Registration Statement on Form S-3ASR (No. 333-201464) as filed with the Commission on January 13, 2015 (the “Registration Statement”).

2.
The final Prospectus dated January 13, 2015 (the “Base Prospectus”) and the related Prospectus Supplement thereto dated June 8, 2015 (the “Prospectus Supplement”), as filed pursuant to Rule 424(b) under the Securities Act (the Base Prospectus and the Prospectus Supplement are referred to collectively as the “Prospectus”).

3.
Memorandum to file regarding review of the information regarding the Company on the EDGAR System on the Commission’s website to confirm effectiveness of the Registration Statement and the absence of stop orders suspending effectiveness of the Registration Statement under the Securities Act.

4.
(a) The Certificate of Incorporation of the Company, as in full force and effect on May 27, 2011 and at all times prior to the Amended and Restated Certificate of Incorporation becoming in full force and effect, (b) the Amended and Restated Certificate of Incorporation of the Company, as in full force and effect on June 27, 2011 and at all times thereafter prior to the Articles of Incorporation becoming in full force and effect, except as amended by the Certificate of Change of Registered Agent, the First Certificate of Amendment to the Certificate of Incorporation of the Company and the Second Certificate of Amendment to the Certificate of Incorporation of the Company; (c) the Certificate of Change of Registered Agent of the Company, as in full force and effect on February 14, 2013 and at all times thereafter prior to the Articles of Incorporation becoming in full force and effect; (d) the First Certificate of Amendment to the Certificate of Incorporation of the Company, as in full force and effect on June 17, 2013 and at all times thereafter prior to the Articles of Incorporation becoming in full force and effect; (e) the Second Certificate of Amendment to the Certificate of Incorporation of the Company, as in full force and effect on October 29, 2013 and at all times thereafter prior to the Articles of Incorporation becoming in full force and effect, each as certified by the Secretary of State of the State of Delaware on June 3, 2015 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, (f) the Certificate of Conversion of the Company, as certified by the Maryland State Department of Assessments and Taxation (the “MSDAT”) on June 3, 2015 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect and (g) the Articles of Incorporation, as in full force and effect on November 4, 2013 and at all times thereafter through and including the date hereof, as certified by the MSDAT and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Maryland Articles”).

5.	The Certificate of Limited Partnership of the Operating Partnership, as certified by the Secretary of State of the State of Delaware on June 3, 2015 and as certified by the

Secretary of the Operating Partnership on the date hereof as being complete, accurate and in effect .

6.	The Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.
The Amended and Restated Partnership Agreement of the Operating Partnership, dated as of October 29, 2013, as amended through the date hereof, as certified by the Secretary of the Operating Partnership on the date hereof as being complete, accurate and in effect (the “Operating Partnership Agreement”).

8.	A certificate of good standing of the Company issued by the MSDAT dated June 3, 2015.

9.	A certificate of good standing of the Operating Partnership issued by the Secretary of State of the State of Delaware dated June 3, 2015.

10.
Certain resolutions of the Board of Directors of the Company duly adopted at a meeting held on August 7, 2014, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the Registration Statement.

11.
Certain resolutions of the Board of Directors of the Company duly adopted at a meeting held on June 3, 2015, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization of the Equity Distribution Agreements and arrangements in connection therewith.

12.
Certain resolutions of the Pricing Committee of the Board of Directors of the Company duly adopted at a meeting held on June 3, 2015, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization of the Equity Distribution Agreements and arrangements in connection therewith.

13.	Subsequent Listing Application to The New York Stock Exchange, dated June 8, 2015.

14.	A certificate of certain officers of the Company and the Operating Partnership, dated as of the date hereof, as to certain facts relating to the Company and the Operating Partnership.

15.	A certificate of the Secretary of the Company, dated as of the date hereof, as to the incumbency and signatures of certain officers of the Company.

16.	The agreements and contracts of the Company filed as exhibits to or incorporated by reference in the Registration Statement.

17.	The following court or administrative orders, judgments and decrees naming the Company (the “Company Orders”):

No items in these categories have been provided to us and identified as items which we should review in connection with rendering this opinion. We have been authorized to provide you with a copy of the Company’s Officers’ Certificate to the effect that there are no court or administrative orders, judgments, or decrees that name the Company and are specifically directed to it or any of its property.

Exhibit D

CFO CERTIFICATE
[Date]
The undersigned, the Chief Financial Officer of Brixmor Property Group Inc., a Maryland corporation (the “Company”), pursuant to Section 5(a)(iii) of the Distribution Agreement (the “Distribution Agreement”), dated as of June 8, 2015, among the Company, Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and [Sales Agent] (the “Subject Agent”), [and to [Section 5(a)(iii)] of the alternative distribution agreements (together with the Distribution Agreement, the “Distribution Agreements”), each dated as of June 8, 2015 among the Company, the Operating Partnership and each of [the Alternative Sales Agents] (together with the Subject Agent, the “Agents”),] hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the applicable Distribution Agreements.
The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company, as follows:

(a)
I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Financial Information”), including, but not limited to, the Company’s financial statements and other financial, operating and statistical data in the Prospectus.

(b)
In connection with the preparation of the Financial Information in the Prospectus, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data. In the course of such review and inquiries, nothing has come to my attention that has caused me to believe that the Financial Information is not accurately derived from the Company’s accounting books and records or from reliable third party sources, or that such Financial Information does not fairly and accurately state the information presented therein.

This Certificate is being furnished to the Agent[s] to assist them in conducting their investigation of the Company in connection with the offering of the Shares. Each of Hogan Lovells US LLP, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 5(a)(i) and 5(b), respectively, of the applicable Distribution Agreement.

D - 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
By:_____________________________________________
Name: Michael V. Pappagallo
Title: Chief Financial Officer

D - 2